EXHIBIT 4.4


       BRITTON & KOONTZ CAPITAL CORPORATION


             LONG-TERM INCENTIVE PLAN

       BRITTON & KOONTZ CAPITAL CORPORATION
             LONG-TERM INCENTIVE PLAN

                 TABLE OF CONTENTS





SECTION 1 - PURPOSE . . . . . . . . . . . . . .

SECTION 2 - DEFINITIONS . . . . . . . . . . . .

SECTION 3 - ADMINISTRATION. . . . . . . . . . .
     Composition. . . . . . . . . . . . . . . .
     Power and Authority. . . . . . . . . . . .
     Hold Harmless. . . . . . . . . . . . . . .

SECTION 4 - ELIGIBILITY . . . . . . . . . . . .

SECTION 5 - SHARES SUBJECT TO THE PLAN. . . . .
     Number of Shares . . . . . . . . . . . . .
     Type of Common Stock . . . . . . . . . . .
     Cancellation . . . . . . . . . . . . . . .

SECTION 6 - STOCK OPTIONS . . . . . . . . . . .
     Special Definition . . . . . . . . . . . .
     General Provisions . . . . . . . . . . . .
     Incentive Stock Options. . . . . . . . . .
     Manner of Exercise . . . . . . . . . . . .
     Equity Maintenance . . . . . . . . . . . .
     Rights as Stockholder. . . . . . . . . . .

SECTION 7 - RESTRICTED STOCK. . . . . . . . . .
     Special Definition . . . . . . . . . . . .
     General Provisions . . . . . . . . . . . .
     Enforcement of Restrictions. . . . . . . .
     Lapse of Restrictions. . . . . . . . . . .
     Shareholder Rights . . . . . . . . . . . .

SECTION 8 - PERFORMANCE SHARES. . . . . . . . .
     Special Definition . . . . . . . . . . . .
     General Provisions . . . . . . . . . . . .
     Satisfaction Performance Objectives. . . .
     Not a Stockholder. . . . . . . . . . . . .
     No Adjustments . . . . . . . . . . . . . .

SECTION 9 - GENERAL . . . . . . . . . . . . . .
     Adoption and Effective Date. . . . . . . .
     Duration . . . . . . . . . . . . . . . . .
     Transferability of Incentives. . . . . . .
     Effect of Termination of Employment. . . .
     Additional Legal Requirements. . . . . . .
     Adjustment . . . . . . . . . . . . . . . .
     Written Agreements . . . . . . . . . . . .
     Withholding. . . . . . . . . . . . . . . .
     No Continued Employment. . . . . . . . . .
     Termination of Plan. . . . . . . . . . . .
     Amendment. . . . . . . . . . . . . . . . .
     Immediate Acceleration of Incentives . . .
     Governing Law. . . . . . . . . . . . . . .
     Other Benefits . . . . . . . . . . . . . .

       BRITTON & KOONTZ CAPITAL CORPORATION

             LONG-TERM INCENTIVE PLAN


                     SECTION 1
                      PURPOSE

     The purposes of the Long-Term Incentive Plan (the "Plan") of
Britton & Koontz Capital Corporation (the "Corporation") are to increase stockholder value, to advance the interests of the Corporation and its subsidiaries, and to attract, retain and motivate certain officers, executive personnel and other key employees through the grant or award of stock-based incentive compensation.

                     SECTION 2
                    DEFINITIONS

     2.1 "Act" means the Securities Exchange Act of 1934, as amended, and any rule, regulation or interpretation thereunder.

     2.2 "Affiliate" means a corporation with respect to which the Corporation owns (within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended) 50% or more of the total combined voting power of all classes of stock.

     2.3  "Bank" means Britton & Koontz First National Bank.

     2.4  "Change in Control" means and shall be deemed to occur if:

     a. Any "person," including any "group," determined in accordance with Section 13(d)(3) of the Act becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, without the approval, recommendation, or support of the Board of Directors of the Corporation as constituted immediately prior to such acquisition;

     b. The Federal Deposit Insurance Corporation or any other regulatory agency negotiates and implements a plan for the merger, transfer of assets and liabilities, reorganization and/or liquidation of the Bank;

     c. The Corporation is merged into another corporate entity or consolidated with one or more corporations, other than a wholly-owned subsidiary of the Corporation, unless before the effective date of such merger or consolidation the board of directors of the surviving corporation agrees, in writing, to assume the obligations and liabilities of the Corporation under this Plan;

     d. A change in the members of the Board of Directors of the Corporation occurs which results in the exclusion of a majority of the "continuing board." For this purpose, the term "continuing board" means the members of the Board of Directors of the Corporation, determined as of the date on which this Plan is adopted and subsequent members of such board who are elected by or on the recommendation of a majority of such "continuing board"; or

     e. The sale of substantially all of the stock or the assets of the Bank by the Corporation (or any successor corporation thereto), unless before the effective date of such sale or other disposition the board of directors of the acquiring corporation agrees, in writing, to assume the obligations of the Corporation under this Plan.

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Common Stock" means $10.00 par value voting common stock issued by the Corporation.

     2.7 "Committee" means the persons appointed in accordance with Section 3 of this Plan.

     2.8 "Employee" means a common law employee of the Corporation, the Bank or an Affiliate designated by the Committee as participating hereunder.

     2.9 "Fair Market Value" means the mean of the closing bid and asked prices of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System, National Market Issues or other exchange or system of reporting as of the date specified herein; if no Common Stock is traded on such date, then the Fair Market Value shall be determined using the mean of the closing bid and ask prices on the date Common Stock last traded on such system or exchange. If
Common Stock is not traded on any such system or exchange, then Fair Market Value shall be determined in the discretion of the Plan Committee, taking into account generally accepted accounting methods.

     2.10 "Incentive" means a right to purchase or receive shares of Common Stock, monetary payments or both in accordance with the terms of this Plan. An Incentive may be granted in the form of stock options, restricted stock and performance shares, or any combination thereof.

     2.11 "Participant" means an Employee granted an Incentive under this Plan.

     2.12 Other Definitions. The terms "stock option" and "option" are defined in Section 6.1 hereof; the term "disinterested person" is defined in Section 3.1 hereof; the term "incentive stock option" is defined in Section 6.3 hereof; the term "restricted stock" is defined in Section 7.1 hereof; and the term "performance share" is defined in Section 8.1 hereof.

                     SECTION 3
                  ADMINISTRATION

     3.1 Composition. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation, which committee shall consist of three or more directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Act.
For this purpose, the term "disinterested person" means a person who has not been granted or awarded Incentives under this Plan or any other program or arrangement providing for the discretionary grant of stock-related compensation maintained by the Corporation or the Bank during (a) the period in which he or she serves as a member of the Committee, and (b) the one-year period immediately preceding such service.

     3.2 Power and Authority. The Committee shall have the discretionary power and authority to award Incentives under the Plan, to interpret the provisions of the Plan, to establish rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the proper administration of the Plan.


     Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Corporation, the Bank and Participants. The Committee's determinations under the Plan need not be uniform, and the Committee may make determinations selectively among the Participants who receive or are eligible to receive Incentives, whether or not such Participants are similarly situated.

     3.3 Hold Harmless. The Corporation shall indemnify and hold harmless the members of the Committee and individuals, including
Employees of the Corporation or the Bank, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with the Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of any such individual.

                     SECTION 4
                    ELIGIBILITY

     Employees of the Corporation, the Bank or any Affiliate participating hereunder, but excluding directors of the Corporation, the Bank or any Affiliate who are not also Employees, shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated individually or by groups or categories, in the discretion of the Committee.

                     SECTION 5
            SHARES SUBJECT TO THE PLAN

     5.1  Number of Shares.  Subject to adjustment as provided in
Section 9.6, hereof, the number of shares of Common Stock which may be issued under the Plan shall not exceed 40,000 shares. Except as provided in this Section 5, the number of shares available for grant, transfer or issuance under the Plan shall be reduced by the number of shares actually granted, transferred, or issued hereunder, from time to time.

     5.2  Type of Common Stock.  Common Stock issued under this
Plan in connection with the grant or award of an Incentive may be authorized and unissued shares or issued shares held as treasury shares or shares acquired on the open market.

     5.3  Cancellation.  Shares of Common Stock covered by
Incentives which are not earned or which are forfeited or terminated for any reason and options which expire unexercised or which are exchanged for other options or Incentives, shall again be available for grant as an Incentive under the Plan.

                     SECTION 6
                   STOCK OPTIONS

     6.1 Special Definition. The term "stock option" or "option" means a right to purchase shares of Common Stock from the Corporation. Stock options granted hereunder may be nonstatutory or nonqualified stock options or incentive stock options within the meaning of Section 422 of the Code. All stock options shall comply with the provisions of Section
6.2 hereof, and incentive stock options shall also comply with the provisions of Section 6.3 hereof.

     6.2 General Provisions. All stock options granted under this Plan shall be granted by the Committee, in its discretion, subject to the following general terms and conditions:

     a. The number of shares of Common Stock subject to an option shall be determined by the Committee at the time of grant.

     b. The option price per share shall be determined in the discretion of the Committee.

     c. Subject to earlier termination as provided in Section 9.4 hereof, the term of each stock option shall be determined by the Committee.

     d. Each stock option shall be exercisable at such time or times during its term as shall be determined by the Committee; provided, however, that no option shall be exercisable earlier than six months and one day or later than ten years from the date of grant.

     e. Stock options granted hereunder shall be evidenced by a written agreement between the Committee and each Participant. Any such agreement shall identify the grant of the option as an incentive stock option or a nonstatutory or nonqualified stock option.

     6.3 Incentive Stock Options. The term "incentive stock option" means a stock option which is subject to the provisions of Section 422 of the Code. In addition to the provisions of Section 6.2 hereof, each incentive stock option shall be subject to the following provisions:

     a. The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation), shall not exceed $100,000. If and to the extent Fair Market Value exceeds $100,000, the incentive stock option shall be treated as a nonstatutory stock option.

     b.   The option price per share shall not be less than Fair
          Market Value as of the date of grant.

     c. Any certificate or agreement evidencing an incentive stock option granted under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code.

     d. Incentive stock options must be granted within ten years from the date on which this Plan is adopted.

     e. Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant.

     f. No incentive stock option shall be granted to any Participant who at the time such option is granted would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, determined in accordance with Section 422(b)(6) of the Code.

     g. No incentive stock option shall be granted to any Participant who is not an Employee (within the meaning of Section 3401 of the Code) of the Corporation or its Subsidiaries during the period described under Section
          422(a)(2) of the Code.

     6.4 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares.

     The option price may be paid by cash, check, bank draft, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, or in such other manner as may be authorized, from time to time, by the Committee.

     The Committee may permit any Participant or group of Participants to exercise stock options and sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds of any such sale as payment of the purchase price of the shares.

     6.5 Equity Maintenance. If a Participant, while an Employee of the Corporation or the Bank, pays the option price by delivery of previously owned shares of Common Stock, the Committee, in its discretion, may grant to such Participant an additional option to purchase the number of shares of Common Stock delivered by the Participant to pay the option price. Any such additional option granted by the Committee shall be exercisable at Fair Market Value determined as of the date on which such additional option is granted.

     6.6 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a Participant shall have no rights as a stockholder with respect to the shares subject to such option.

                     SECTION 7
                 RESTRICTED STOCK

     7.1 Special Definition. The term "restricted stock" means shares of Common Stock which are sold or transferred by the Corporation to a Participant at a price which may be below Fair Market Value, or for no payment, but subject to restrictions on sale or other transfer by the Participant.

     7.2 General Provisions. The Committee may grant shares of restricted stock, in its discretion, subject to the following terms and conditions:

     a. The number of shares to be transferred or sold by the Corporation to a Participant as restricted stock shall be determined by the Committee.

     b. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold, which may vary from time to time and which may be below the Fair Market Value of such shares as of the date of sale.

     c. All shares of restricted stock transferred or sold hereunder shall be subject to such terms, conditions and restrictions for such period or periods as the Committee, in its discretion, may determine (including restrictions on transfer, forfeiture provisions and performance earnouts); provided, however, that no shares of restricted stock may be sold or transferred by any Participant for a period of at least six months and one day from the date of the grant.

     d. Each grant of restricted stock hereunder shall be evidenced by a written agreement.

     7.3 Enforcement of Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 7.2 hereof, a Participant receiving restricted stock shall enter into an agreement with the Corporation setting forth the conditions of the grant. Each certificate issued with respect to restricted shares shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate.
The Committee, in its discretion, may require that shares of restricted stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Corporation during any period in which shares are subject to restriction.

     7.4 Lapse of Restrictions. Subject to Section 9.5 hereof, at the end of any period during which the shares of restricted stock are subject to forfeiture or restrictions on transfer, such shares shall be delivered free of restriction to the Participant or to the Participant's legal representative, beneficiary or heir, as the case may be.

     7.5 Shareholder Rights. Subject to the terms and conditions of the Plan, each Participant receiving restricted stock shall have all the rights of a stockholder with respect to such shares during any period in which the shares are subject to forfeiture or restriction on transfer, including without limitation, the right to vote such shares. Dividends paid in the form of cash or property with respect to shares of restricted stock shall be paid to the Participant currently (or if made available by the Corporation and at the election of the Participant, reinvested under a stockholder investment service). Shares purchased with reinvested dividends shall not be restricted.

                     SECTION 8
                PERFORMANCE SHARES

     8.1 Special Definition. The term "performance share" means the right to receive or purchase (at a price which may be below Fair Market Value) Common Stock upon the completion of certain performance objectives.

     8.2 General Provisions. The Committee may grant performance shares, in its discretion, subject to the following terms and conditions:


     a. The number of shares granted to a Participant shall be determined by the Committee.

     b. Each performance share shall be subject to performance objectives established by the Committee. Performance objectives may relate to the Corporation, an Affiliate or any Participant or group of Participants. Such performance objectives shall be achieved during the period designated by the Committee.

     c. All performance shares shall be subject to such additional restrictions for such period or periods as the Committee, in its discretion, may determine; provided, however, that any Participant subject to Section 16 of the Act shall be prohibited from selling or transferring performance shares for a period of at least six months and one day beginning on the date of grant.

     d. The Committee, in its discretion, may establish a purchase price for the acquisition of shares of Common Stock upon the completion of the performance objectives, which price may be below Fair Market Value.

     e. Each grant of performance shares shall be evidenced by a written agreement between the Committee and each affected Participant.

     8.3 Satisfaction of Performance Objectives. If the performance objectives designated by the Committee are achieved, each affected Participant shall be paid the number of shares of Common Stock equal to the number of performance shares initially granted to that Participant or shall acquire the right to purchase Common Stock at a price designated by the Committee, which price may be below Fair Market Value. If such objectives are not satisfied due to circumstances that, in the determination of the Committee, are outside the control of the Corporation or the Participant, the Committee, in its discretion, may provide for payment in full of the Incentive, lesser payment or cancellation.

     8.4 Not a Stockholder. The award of performance shares shall not entitle a Participant to exercise the rights of a stockholder of the Corporation with respect to such shares, until the transfer of shares of Common Stock with respect to such award.

     8.5 No Adjustments. Except as provided in Section 9.6 hereof, no adjustment shall be made in performance shares awarded to account for cash dividends paid or other rights issued to the holders of Common Stock prior to the end of any period with respect to which performance objectives are applicable.

                     SECTION 9
                      GENERAL

     9.1 Adoption and Effective Date. This Plan will become effective upon its approval, if, at a meeting of the Company's shareholders, the votes cast in favor of the Plan exceed the votes cast against the Plan. Unless approved within one year after the date of the Plan's adoption by the Board of Directors of the Corporation, the Plan shall not be effective for any purpose. Prior to the approval of the Plan by the shareholders of the Corporation, the Committee may award Incentives hereunder, but if such approval is not received in the specified period, then such awards shall be void and of no effect.

     9.2 Duration. The Plan shall remain in effect until all Incentives granted under the Plan have been satisfied by the issuance of shares of Common Stock or terminated under the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentive shall be granted under the Plan after the tenth anniversary of the date on which the Plan is approved by the Corporation's stockholders.

     9.3 Transferability of Incentives. No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof whether by operation of law or otherwise and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Committee nor the Corporation shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, an Incentive may be exercised only by the Participant or by the Participant's guardian or legal representative.

     9.4 Effect of Termination of Employment. In the event that a Participant ceases to be an Employee of the Corporation, the Bank or an Affiliate on account of death, disability, retirement or a voluntary or involuntary termination, other than for cause (as defined below), an Incentive may be exercised or shall expire at such times as may be determined by the Committee; provided, however, that any extension of the exercise term shall not exceed the original exercise term of the Incentive.

     If a Participant's employment with the Corporation, the Bank or an Affiliate is terminated for "cause," all rights of such Participant under any Incentive shall expire or shall be forfeited, upon receipt by such Participant of notice of termination. In the event of a forfeiture, stock certificates representing such restricted stock shall be returned to the Corporation. For this purpose, the term "cause" shall mean fraud, misappropriation of or intentional material damage to the property or business of the Corporation, the Bank or an Affiliate or the commission of a felony by a Participant.

     9.5 Additional Legal Requirements. The obligation of the Corporation or any of its Affiliates to sell or deliver Common Stock to any Participant under this Plan shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued pursuant to this Plan may be legended as the Committee shall deem appropriate.

     9.6 Adjustment. In the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction.

     In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted to the extent appropriate, in the discretion of the Committee and except as provided herein, to provide Participants with the same relative rights before and after such adjustment.

     9.7 Written Agreements. The terms of each Incentive shall be stated in a plan or agreement approved by the Committee. Neither the Committee nor the Corporation shall be required to grant any Incentive hereunder to any Participant, unless such Participant executes such agreements or provides representations as the Committee deems appropriate.

     9.8 Withholding. The Corporation shall have the right to withhold from any payment made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld.

     A Participant required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock may satisfy this obligation, in whole or in part, by electing (a "tax election") to have the Corporation withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value on the date that the amount of tax to be withheld shall be determined (the "tax date"). The Committee may disapprove of any such election, may suspend or terminate the right to make elections or may provide with respect to any Incentive that the right to make elections shall not apply. Once delivered to the Committee, an election shall be irrevocable. If a Participant is subject to Section 16 of the Act, then the following rules shall apply:

     a. No tax election shall be effective for a tax date which occurs within six months of the transfer of Common Stock hereunder, except that such limitations shall not apply in the event of the death or disability of a Participant; and

     b. The tax election must be made, in writing, six months prior to the tax date or must be made during any period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date.

     9.9 No Continued Employment. No Participant under the Plan shall have any right to continue in the employ of the Corporation or an Affiliate for any period of time or to any right to continue his or her present or any other rate of compensation on account of participation in the Plan.

     9.10 Termination of Plan. The Board of Directors of the Corporation, upon written notice to all Participants and the Plan Committee, shall have the right, at any time, to terminate this Plan. Such termination shall become effective when authorized by the Board of Directors of the Corporation and when written notice is given to all Participants.

     9.11 Amendment. The Board of Directors of the Corporation may amend the Plan at any time to cause the Plan to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Otherwise, no amendment or discontinuance by the Board of Directors shall change, impair or adversely affect shares of Common Stock previously transferred to any Participant without such Participant's prior consent. Further, no such amendment shall (a) increase the maximum number of shares of Common Stock which may be issued to all or any Participant under the Plan, (b) change or expand the types of awards granted under the Plan, (c) change the class of persons eligible to receive awards under the Plan, or (d) materially increase the benefits accruing to Participants under the Plan, without the consent of the shareholders of the Corporation.

     9.12 Immediate Acceleration of Incentives. Notwithstanding any provision in the Plan or in any Incentive to the contrary and subject to any limitation imposed with the Act, (a) the restrictions on all shares of restricted stock awarded under the Plan shall immediately lapse, (b) all outstanding options shall become exercisable immediately, (c) all credits to phantom share accounts shall be immediately distributable, and (d) all performance objectives or other restrictions on Incentives granted under the Plan shall be deemed to be satisfied or lapsed and payment made immediately, upon the occurrence of a Change in Control.

     9.13 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Mississippi.

     9.14 Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Corporation, the Bank or an Affiliate; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

     THIS PLAN was adopted by the Board of Directors of Britton &
Koontz Capital Corporation as of April 12, 1996, and approved by the shareholders on May 16, 1996, to be effective as of the time determined under Section 9.1, hereof.

                         BRITTON & KOONTZ CAPITAL CORPORATION



                         By:  /s/ W. Page Ogden
                              _______________________________

                         Its: President
                              _______________________________


                  BRITTON & KOONTZ CAPITAL CORPORATION

                        LONG-TERM INCENTIVE PLAN

                            AMENDMENT NO. 1


     WHEREAS, Britton & Koontz Capital Corporation, a corporation organized and existing under the laws of the State of Mississippi (the "Corporation"), adopted the Britton & Koontz Capital Corporation Long-
Term Incentive Plan, to be first effective as of May 16, 1996 (the "Plan");

     WHEREAS, Section 9.11 of the Plan provides that the Board of Directors of the Corporation possess the right to amend the Plan to comply with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended;

     WHEREAS, effective as of November 1, 1996, Rule 16b-3 was amended to modify, among other things, the class of persons authorized to administer the Plan;

     NOW, THEREFORE, effective as of January 21, 1997, the Plan shall be amended as follows:

                        I.

     Section 3.1 of the Plan shall be amended and restated in its entirety as follows:

          The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation, which committee shall consist of at least two "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Act. For this purpose, a "non-employee director" means a person who (a) is not currently an officer or employee of the Corporation or its Affiliates, (b) does not receive compensation, directly or indirectly, from the Corporation or an Affiliate for services rendered in a capacity other than as a director, except for compensation not in excess of the dollar amount for which disclosure is required pursuant to section 229.404(a) of Regulation S-K promulgated under the Securities Act of 1933 ("Regulation S-K"), (c) is not engaged in a business relationship with the Corporation or its Affiliates with respect to which disclosure is required under section 229.404(b) of Regulation S-K, and (d) does not possess an interest in any other transaction with respect to which disclosure would be required under section 229.404(a) of Regulation S-K.

     THIS AMENDMENT NO. 1 was executed this 21st day of January, 1997, to be effective as of the date written above.


                         BRITTON & KOONTZ CAPITAL CORPORATION

                         By:  /s/ W. Page Ogden
                              _______________________________

                         Its: President
                              _______________________________